Exhibit 23.1
EXHIBIT 23.1 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-261810 on Form S-3, and No. 333-263989 on Form S-8 of our report dated March 14, 2023, relating to the consolidated financial statements and financial statement schedule of Hagerty, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 14, 2023